Form 8-K O2DIESEL CORP - OTOD Filed: July 18, 2008 (period: July 14, 2008) Report of unscheduled material events or corporate changes.

Table of Contents
8-K - FORM 8-K Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008
O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 000-32217

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 14, 2008, Jeffery Cornish and E. Holt Williams and on July 15, 2008, David Koontz announced their resignation as directors of the Company. Mr. Koontz served as a director of the Company since July 15, 2003. Mr. Cornish served as a director of the Company since May 31, 2005 and was the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Williams served as a director of the Company since May 31, 2005 and was the Chairman of the Audit Committee and a member of the Governance Committee. There were no disagreements with the Company on any matter relating to the Company’s operations, policies or practices that led to their resignation. In connection with their resignations, each of Messrs. Koontz, Williams and Cornish requested payment of directors’ fees that have been deferred by the Company in an aggregate amount of approximately $98,000. The Company has determined to continue to defer these fees until its cash resources improve.

S I G N A T U R E
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: July 18, 2008